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                                                                    EXHIBIT 10.9

                         EXECUTIVE EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT is made and entered into this 20th day of August, 2001, by Angiotech Pharmaceuticals (U.S.), Inc., a Washington corporation (the "Company"), and David D. McMasters of 47014 S.E. 126th, North Bend, WA, 98045 (the "Employee").

                                   BACKGROUND

     The Employee has previously been employed by Angiotech Pharmaceuticals, Inc., a Canadian corporation (Angiotech Canada), which is the parent corporation of the Company. Angiotech Canada has requested that the Employee resign his employment with it and commence employment with the Company.

     The Company desires to retain the services of the Employee in the capacity stated herein, and the Employee is willing to be employed by the Company in such capacity, on the terms and subject to the conditions set forth in this Agreement. Accordingly, in consideration of the mutual covenants contained herein, the parties agree as follows:

                                    AGREEMENT

     1.   POSITIONS AND DUTIES.

          1.1 TITLE. The Company hereby agrees to employ the Employee, and the Employee agrees to serve the Company as its General Counsel and Vice President, Intellectual Property, subject to the terms and conditions set forth in this Agreement.

          1.2 DUTIES. The Employee shall report directly to the Chief Executive Officer or President of the Company or his designee(s) and perform those duties which are customary with the position of General Counsel and Vice President, Intellectual Property, together with such additional duties as may be established by the Company's Chairman, Chief Executive Officer or President. The Company in its sole discretion may alter the Employee's job title and/or duties. The Employee shall devote all of his business time, energy, and skill to the affairs of the Company and shall discharge his duties honestly, faithfully and to the best of his ability.

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          1.3 BOARD MEMBERSHIP. If and to the extent the Employee is requested to serve on the Board of Directors of the Company, and/or on the Board of Directors or as an officer of Angiotech Canada, the Employee agrees to serve in such capacity(ies) without additional compensation. If the Employee is so requested by the Chairman, Chief Executive Officer or President of the Company, or of Angiotech Canada with respect to positions therewith, to resign from a Board or officer position, whether due to termination of employment or otherwise, the Employee agrees to so resign.


     2. TERM OF AGREEMENT. The term of this Agreement shall begin on the date first noted above (the "Effective Date") and shall continue until terminated by either party at such party's sole discretion. The parties agree that employment hereunder is at will, meaning that either party can terminate the employment relationship at any time, with or without cause or notice, with no further obligation to the other except as provided herein.

     3.   COMPENSATION.

          3.1 BASE SALARY. As payment for the services rendered by the Employee during the Term of this Agreement, the Company shall pay to the Employee an annualized base salary (the "Base Salary") of $ 325,000 (U.S.) per year. The Base Salary, as earned, shall be payable on the Company's normal payroll schedule and is subject to lawfully required withholdings. Increases in the Base Salary shall be subject to the Board's discretion, exercised from time to time based on performance and other factors deemed relevant by the Board.

          3.2 EMPLOYEE BENEFITS. The Employee shall be entitled to all employee benefits that the Company may make generally available from time to time for its comparably situated executive employees, including those available, if any, under any group health, dental, life or disability insurance plans. The Company reserves the right to modify, amend, and terminate any benefits and benefit plans.

          3.3 STOCK OPTIONS. The Employee shall be eligible to receive options to purchase shares of the common stock of Angiotech Canada, as determined by the Board of Directors of Angiotech Canada. The terms and conditions of such stock options shall be governed by Angiotech Canada's Stock Option Plan, which is incorporated herein by reference and which, together with any stock option agreements with the Employee, shall control such stock options in all respects.

          3.4 BONUS. The Employee will be eligible for bonuses and/or additional stock options in accordance with any Incentive Plans established from time to time by the Board of Directors in its discretion or at the Board's discretion.


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          3.5 VACATION. The Employee shall be entitled to vacation which shall accrue pro rata. The Employee will accrue 3 weeks of vacation per year for their first 5 years of service and an additional day per year up to a maximum of 4 weeks per year. Unused accrued vacation may be carried over to the following year in an amount equal to the annual vacation accrual hereunder, or, if different, the maximum amount allowable under the Company's standard policy for its employees in effect from time to time. Unused vacation in excess of the allowed carry over shall be forfeited. The Employee shall also be entitled to such holidays with full pay as the Company generally affords its employees.

          3.6 DEDUCTIONS FROM COMPENSATION. The Company shall be entitled to deduct and withhold from all compensation payable to the Employee all amounts it reasonably determines are required to be deducted or withheld pursuant to any present or future law, ordinance, regulation, order, writ, judgment, or decree requiring such deduction and withholding.

          3.7 TRAVEL AND OTHER EXPENSES. The Company shall pay or promptly reimburse the Employee for those travel, promotional and similar expenditures incurred by Employee which the Company determines are reasonably necessary for the proper discharge of the Employee's duties under this Agreement and for which the Employee submits appropriate receipts and indicates the amount, date, location and business character.

          3.8 PRIOR SERVICE CREDIT. Employee shall resign his employment with Angiotech Canada, and the Employee's credited employment service with Angiotech Canada shall be treated as credited employment service with the Company under any and all applicable benefit, compensation and similar such plans to the extent permitted by law, and, to the extent applicable, by the third party provider(s) of such benefits or plans.

          3.9 ADDITIONAL BENEFITS. In addition to the benefits set forth above, the Employee shall also be entitled to receive during the term of employment those benefits set forth on EXHIBIT A hereto. The Employee shall be solely responsible for personal income tax liability, if any, arising from the Company's provision of such benefits.

     4.   TERMINATION.

          4.1 TERMINATION FOR CAUSE. The Company may terminate this Agreement at any time without prior notice for "cause" (as defined below) with no severance or other obligation to the Employee, other than payment of the amount of unpaid earned Base Salary accrued pursuant to Section 3.1 to the date of such termination. For purposes of this Agreement "cause" shall consist of (a) any act of dishonesty or fraud by the Employee; (b) the Employee's conviction of a crime involving fraud, embezzlement or any other act of moral turpitude; (c) the Employee's gross negligence or willful misconduct in the performance of his duties under, or any material breach of, this Agreement or the


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Confidentiality, Inventions, and Non-competition Agreement; (d) the Employee's engagement in acts seriously detrimental to the business or reputation of the Company; (e) the Employee's failure to abide by the lawful policies and directives of the Board of Directors, the Chief Executive Officer or President; or (f) the Employee's absence from work for a period in excess of one hundred twenty (120) days in any twelve month period regardless of the reason, including death or disability. A resignation by the Employee at any time after the occurrence of an event which would constitute cause for termination by the Company shall be considered a termination by the Company for cause. In the event of the termination of Employee's employment under this or any other provision of this Agreement, the Employee's rights with respect to any and all stock options previously and hereafter granted by Angiotech Canada shall be governed in all respects by the applicable Stock Option Plan under which such options were granted.

          4.2 TERMINATION WITHOUT CAUSE. Subject to the conditions stated in
Section 4.4, the Company may terminate this Agreement, without cause, at any time for any reason, or no reason, and with or without notice.

          4.3 VOLUNTARY TERMINATION BY EMPLOYEE UPON GOOD REASON. This Agreement may be terminated by the Employee, upon six months notice, for Good Reason. "Good Reason" means a material reduction in the authority or responsibility of the Employee, one or more reductions, in the cumulative amount of 5 percent or more, in the Base Salary of the Employee, or any notification to the Employee that his or her principal place of work will be relocated by a distance of 50 miles or more.

          4.4 SEVERANCE. In the event the Employee's employment is terminated
(a) by the Company without cause, or (b) by the Employee for Good Reason, subject to the conditions stated herein, the Company shall continue to pay the Employee his then current Base Salary set forth in Section 3.1 for a period of 12 months from the date of termination, subject to offset for any amounts then owed the Company by the Employee; provided, if the Employee is entitled to compensation and benefits arising from termination of employment due to change of control under the Executive Change of Control Agreement between the parties, such compensation and benefits shall be in lieu of and not in addition to compensation under this Section 4.4. Severance shall be paid in such installments and subject to such deductions as the Employee's Base Salary has otherwise been paid during the Term of this Agreement. The Employee shall be entitled to employment benefits and continuation of vesting of stock options during the time severance is paid hereunder. The Employee is eligible to receive bonus payments that are equivalent to what the employee would have been eligible for or the amount equivalent to what they received over the last year, during the time severance is paid. The employee may receive benefits obtained through the exercise of COBRA rights, to the extent applicable. Notwithstanding the foregoing, the Company's obligation to make severance payments, pay bonus payments, provide benefits and continue vesting of stock options hereunder is expressly conditioned


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upon the Employee's ongoing compliance with the provisions of the
Confidentiality, Inventions and Non-Competition Agreement. In the event the Employee breaches the terms of such agreement, the Company's obligations hereunder shall automatically terminate, without any notice to the Employee. THE EMPLOYEE AGREES THAT SEVERANCE AS PROVIDED HEREIN SHALL BE THE SOLE CONSIDERATION TO WHICH HE IS ENTITLED IN THE EVENT OF THE TERMINATION OF HIS EMPLOYMENT WITHOUT CAUSE OR FOR GOOD REASON, AND THAT SEVERANCE WILL NOT BE PAID IN THE EVENT OF TERMINATION WITH CAUSE OR RESIGNATION WITHOUT GOOD REASON, AND THE EMPLOYEE EXPRESSLY WAIVES AND RELINQUISHES ANY CLAIM TO OTHER OR FURTHER CONSIDERATION. Severance pay, bonus pay, benefits and/or vesting of stock options under this Section 4.4 are expressly conditioned upon the Employee's execution and delivery of a release of all claims against the Company in a form satisfactory to the Company in the exercise of its reasonable discretion.

          4.5 RETURN OF COMPANY PROPERTY. At the time of termination of this Agreement, or as earlier requested, the Employee shall return to the Company all products, books, records, forms, specifications, formulae, data, data processes, designs, papers and writings relating to the business of the Company, including without limitation Confidential Information, proprietary or licensed computer programs, customer lists and customer data, and/or copies or duplicates thereof in the Employee's possession or under the Employee's control. The Employee shall not retain any copies or duplicates of such property and all licenses granted to him by the Company to use computer programs or software shall be revoked as of the date of such termination.

     5. CHANGE OF CONTROL. Concurrently with the execution of this Agreement and as a condition precedent to the Employee's obligations hereunder, the Company and Angiotech Canada shall execute and deliver to the Employee, the Executive Change of Control Agreement attached hereto as EXHIBIT B.

     6. CONFIDENTIALITY, INFORMATION AND NON-COMPETITION AGREEMENT. Concurrently with the execution of this Agreement and as a condition precedent to the Company's obligations hereunder, the Employee shall execute and deliver to the Company the Confidentiality, Inventions and Non-Competition Agreement attached hereto as EXHIBIT C. The provisions of such agreement shall remain in full force and effect after termination of this Agreement.

     7.   OTHER PROVISIONS.

          7.1 COMPLIANCE WITH OTHER AGREEMENTS. The Employee represents and warrants to the Company that the execution, delivery and performance of this Agreement and the Confidentiality, Inventions and Non-competition Agreement will not conflict with or result in the violation or breach of any term or provision of any order, judgment,


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injunction, contract, agreement, commitment or other arrangement to which the
Employee is a party or by which he is bound. The Employee acknowledges that the Company is relying on his representation and warranty in entering into this Agreement, and agrees to indemnify the Company from and against all claims, demands, causes of action, damages, costs or expenses (including attorneys' fees) arising from any breach thereof.

          7.2 NONDELEGABLE DUTIES. This is a contract for the Employee's personal services. The duties of the Employee under this Agreement are personal and may not be delegated or transferred by the Employee in any manner whatsoever, and shall not be subject to involuntary alienation, assignment or transfer by the Employee during his life.

          7.3 ENTIRE AGREEMENT. This Agreement, the Confidentiality, Inventions and Non-competition Agreement, and the Executive Change of Control Agreement are the only agreements and understandings between the parties pertaining to the subject matter of said agreements, and supersede all prior agreements, summaries of agreements, descriptions of compensation packages, discussions, negotiations, understandings, representations or warranties, whether verbal or written, between the parties pertaining to such subject matter. Provided, nothing herein is intended to relieve the Employee of his duties under any prior Employee Non-competition, Confidentiality and Inventions Agreement with Angiotech Canada, nor to relieve Angiotech Canada of any obligations under any prior stock option agreements between Angiotech Canada and the Employee, and any and all stock options granted previously to the Employee by Angiotech Canada shall remain in effect pursuant to their terms and the governing Stock Option Plan. This Agreement specifically supercedes any employment agreements and understandings between the Employee and Angiotech Canada, which shall be deemed terminated by mutual agreement and of no further force and effect; the Employee agrees that concurrent with the execution of this Agreement he shall execute in favor of Angiotech Canada a release of claims arising from or relating to his resignation of employment therewith.

          7.4 GOVERNING LAW, VENUE. This Agreement shall be governed by the laws of the State of Washington without regard to its conflicts of laws rules. The parties hereby agree the venue for all matters and actions arising under this Agreement shall be and remain exclusivity in the state and federal courts sitting in King County, Washington, and the parties hereby irrevocably consent to the personal jurisdiction of such courts. The prevailing party shall be entitled to reasonable attorneys' fees and costs incurred in connection with any litigation arising under or related to this Agreement.

          7.5 SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable to any extent in any context, it shall nevertheless be enforced to the fullest extent allowed by law in that and other contexts, and the validity and force of the remainder of this Agreement shall not be affected thereby.


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          7.6 AMENDMENT AND WAIVER. This Agreement may be amended, modified or supplemented only by a writing executed by each of the parties. Either party may in writing waive any provision of this Agreement to the extent such provision is for the benefit of the waiving party. No waiver by either party of a breach of any provision of this Agreement shall be construed as a waiver of any subsequent or different breach, and no forbearance by a party to seek a remedy for noncompliance or breach by the other party shall be construed as a waiver of any right or remedy with respect to such noncompliance or breach.

          7.7 BINDING EFFECT. The provisions of this Agreement shall bind and inure to the benefit of the parties and their respective successors and permitted assigns.

          7.8 NOTICE. All notices and other communications under this Agreement shall be in writing and shall be given by personal or courier delivery, facsimile or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given upon receipt if personally delivered or delivered by courier, on the date of transmission if transmitted by facsimile, or three days after mailing if mailed, to the addresses of the Company and the Employee contained in the records of the Company at the time of such notice. Any party may change such party's address for notices by notice duly given pursuant to this Section 7.8.

          7.9 HEADINGS, PRONOUNS. The Section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any and all uses of masculine or feminine pronouns herein are solely to aid in the ease of reading this Agreement and any such pronoun usage shall have equal application to the members of the opposite gender.

SO AGREED as of the date first entered above.


ANGIOTECH PHARMACEUTICALS (U.S.), INC.       EMPLOYEE

By: /s/ Donald E. Longenecker                /s/ David D. McMasters
    -----------------------------------      -----------------------------------
    Donald E. Longenecker                    David D. McMasters
    Dated: August 20, 2001                   Dated: August 20, 2001


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                 EXHIBIT A TO EXECUTIVE EMPLOYMENT AGREEMENT OF
                               DAVID D. McMASTERS

                               ADDITIONAL BENEFITS


                                                            INITIALED BY COMPANY
                                                            REPRESENTATIVE:

1.  YOU WILL WORK OUT OF THE COMPANY'S OFFICE IN
    WASHINGTON, WHEN WORKING IN THE US.                           ______

2.  THE COMPANY WILL PAY FOR FURNISHED ACCOMMODATIONS IN
    VANCOUVER AND THE COST OF A RENAL CAR, WHILE YOU ARE
    WORKING IN VANCOUVER.                                         ______

3.  YOU ARE ELIGIBLE FOR PAID MEDICAL TRAVEL INSURANCE
    WHEN YOU ARE TRAVELING OUTSIDE OF THE US.                     ______

4.  THE COMPANY WILL PAY MEMBERSHIP DUES ON YOUR BEHALF
    FOR PROFESSIONAL SOCIETIES.                                   ______

5.  THE COMPANY WILL ASSIST YOU WITH THE IMMIGRATION
    PROCESS AS REQUIRED.                                          ______


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